UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53204	26-1342810
(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2017, Envision Solar International, Inc., a Nevada corporation (the “Company”), entered into a revolving secured convertible promissory note (the “Revolver”) and a secured convertible promissory note (the “Note”) with an unaffiliated lender (the “Lender”). Pursuant to the Revolver, the Company has the right to make borrowings from the Lender in amounts of up to 70% of the value of any specific purchase order (each a “PO”) received by the Company from a credit worthy customer (each a “Draw Down”), up to a maximum of $3,000,000, commencing on the date of the Revolver and terminating 300 days after the date of the Revolver, by giving five (5) business days written notice to the Lender of a request for borrowings (the “Evaluation Period”). During the Evaluation Period, if Lender determines in its commercially reasonable judgement that the customer (“Customer”) is not credit worthy, Lender may refuse to advance the Draw Down. The Revolver bears simple interest at the floating rate per annum equal to the 12 month USD LIBOR index rate quoted from time to time in New York, New York by the Bloomberg Service plus 600 basis points (the “Interest Rate”). The Interest Rate will be adjusted on the first day of each calendar month during the term of this Note to reflect any changes in the 12 month LIBOR rate as quoted at 1:00 pm Eastern Time in New York, New York on that day, or if that day is not a business day, on the next business day thereafter. The principal and accrued unpaid interest with respect to each Draw Down is due and payable within five (5) business days of receipt from the Customer by the Company of a payment due under the applicable PO (with respect to each Draw Down, the “Maturity Date”). Each Draw Down is secured by a perfected recorded second priority security interest in all of the Company’s assets, as set forth in that certain Security Agreement by and between the Company and the Lender, dated September 18, 2017, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3. The Lender will have the right at any time until the Maturity Date of a Draw Down, provided the Lender gives the Company written notice of the Lender’s election to convert prior to any prepayment of such Draw Down by the Company with respect to converting that portion of such Draw Down covered by the prepayment, to convert all or any portion of the outstanding principal and accrued unpaid interest (the “Conversion Amount”), into such number of fully paid and nonassessable shares of the Company’s common stock as is determined by dividing the Conversion Amount by the greater of (i) fifteen cents ($0.15) or (ii) 75% of the Volume Weighted Average Price of the Company’s common stock that is quoted on a public securities trading market (if more than one, the one with the then highest trading volume), during the five (5) consecutive trading days immediately prior to the date of the Lender’s written notice of the Lender’s election to convert. The Revolver is secured by a second priority perfected recorded security interest in all of the assets of the Company, evidenced by a Security Agreement with the Lender, a copy of which is attached to this Report as Exhibit 10.3.

As additional consideration for the loan made by the Lender to the Company as evidenced by the Revolver, the Company agreed to issue to the Lender common stock purchase warrants exercisable for a period of three years from the date of issuance with an exercise price equal to the greater of (i) $0.15 per share or (ii) 75% of the Volume Weighted Average Price of the Company’s common stock that is quoted on a public securities trading market (if more than one, the one with the then highest trading volume), during the five (5) consecutive trading days immediately prior to the date of the applicable Draw Down. The number of warrants issuable to the Lender will equal 25% of the increase over the highest amount previously drawn down by the Company on the Revolver divided by the greater of (i) fifteen cents ($0.15) or (ii) 75% of the Volume Weighted Average Price of the Company’s common stock that is quoted on a public securities trading market (if more than one, the one with the then highest trading volume), during the five (5) consecutive trading days immediately prior to the date of the applicable Draw Down which causes the increase over the previous highest amount borrowed. A copy of the form of warrant is attached to this Current Report on Form 8-K as Exhibit 10.5.

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In addition to the Revolver, the Lender agreed to lend $1,500,000 to the Company pursuant to the Note. The Company covenanted to use the proceeds of the Note exclusively to pay-off the entire outstanding balance of that certain loan and security agreement that the Company has with Silicon Valley Bank, dated October 30, 2015. The Note bears simple interest at the floating rate per annum equal to the 12 month USD LIBOR index rate quoted from time to time in New York, New York by the Bloomberg Service plus 400 basis points (the “Interest Rate”). The Interest Rate will be adjusted on the first day of each calendar month during the term of the Note to reflect any changes in the 12 month LIBOR rate as quoted at 1:00 pm Eastern Time in New York, New York on that day, or if that day is not a business day, on the next business day thereafter. Interest will only accrue on outstanding principal. Accrued unpaid interest is payable monthly on the first calendar day of each month for interest accrued during the previous month, with all outstanding principal and accrued unpaid interest payable in full on or before three hundred and sixty-four (364) days after the date of the Note (the “Maturity Date”), to the extent not converted into shares of the Company’s common stock. The Note is secured by a perfected recorded first priority security interest in all of the Company’s assets, as set forth in that certain Security Agreement by and between the Company and the Lender, dated September 18, 2017, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4. At any time until the Maturity Date and provided Lender gives the Company written notice of Lender’s election to convert prior to any prepayment of this Note by the Company with respect to converting that portion of this Note covered by the prepayment, the Lender has the right to convert all or any portion of the outstanding principal and accrued interest (the “Conversion Amount”), into such number of fully paid and nonassessable shares of the Company’s common stock as is determined by dividing the Conversion Amount by the greater of (i) fifteen cents ($0.15) or (ii) 75% of the Volume Weighted Average Price of the Company’s common stock that is quoted on a public securities trading market (if more than one, the one with the then highest trading volume), during the five (5) consecutive trading days immediately prior to the date of the Lender’s written notice of its election to convert.

As additional consideration for the loan evidenced by the Note, the Company agreed to issue to the Lender common stock purchase warrants exercisable for a period of three years from the date of issuance with an exercise price equal to $0.15 per share. The number of warrants issuable to the Lender is equal to 25% of the Loan Amount divided by fifteen cents ($0.15). A copy of the form of warrant is attached to this Current Report on Form 8-K as Exhibit 10.5.

During any time when the Note or the Revolver is outstanding, or when the Lender holds any Company stock, or any warrants to acquire Company stock where the combination of both could result in the Lender owning stock with a current value of one million dollars or greater, in the Company, the Lender will have certain review and consulting rights as described in the Note and the Revolver.

This brief description of the Revolver, the Note, the Warrant and the Security Agreements is only a summary of the material terms and is qualified in its entirety by reference to the full text of the documents as attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

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SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

10.1	Revolving Convertible Promissory Note, dated September 18, 2017.
10.2	Convertible Secured Promissory Note, dated September 18, 2017.
10.3	Security Agreement - Purchase Order Financing, dated September 18, 2017.
10.4	Security Agreement – Convertible Secured Promissory Note, dated September 18, 2017.
10.5	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Date: September 20, 2017

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer

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